EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-112277 on Form S-8 and Registration Statement Nos. 333-121816 and 333-121980 on Form S-3 of our reports dated March 10, 2005, relating to the financial statements of Luminent Mortgage Capital, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Luminent Mortgage Capital, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 14, 2005